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                              JOHNSON OUTDOORS INC.




                  SECOND AMENDMENT AND WAIVER TO NOTE AGREEMENT


                          Dated as of December 13, 2001


                                       Re:


                  Note Agreement dated as of September 15, 1997

                                       and

              $25,000,000 7.15% Senior Notes, due October 15, 2007





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                              JOHNSON OUTDOORS INC.
                                1326 Willow Road
                                  P.O. Box 901
                        Sturtevant, Wisconsin 53177-0901


                  SECOND AMENDMENT AND WAIVER TO NOTE AGREEMENT


                          Dated as of December 13, 2001


         Re:     Note Agreement dated as of September 15, 1997
                                       and
               $25,000,000 7.15% Senior Notes due October 15, 2007

To The Northwestern Mutual
  Life Insurance Company
720 East Wisconsin Avenue
Milwaukee, Wisconsin  53202

Ladies and Gentlemen:

         Reference is made to the Note Agreement dated as of September 15, 1997, as amended by the First Amendment to Note Agreement dated as of February 1, 2000 (the "Note Agreement"), between Johnson Outdoors Inc. (formerly known as Johnson Worldwide Associates Inc.), a Wisconsin corporation (the "Company"), and you, under and pursuant to which $25,000,000 7.15% Senior Notes due October 15, 2007 (the "Notes") of the Company were originally issued. Terms used but not otherwise defined herein shall have the meanings set forth in the Note Agreement.

         The Company hereby requests that you accept the waivers and amendments set forth in this Second Amendment and Waiver to Note Agreement (the "Second Amendment to Note Agreement") in the manner herein provided:

                                   ARTICLE 1.

                            WAIVER OF NOTE AGREEMENTS

         Section 1.1. Waiver of Default under Section 5.6(b). Pursuant to that certain Three Year Revolving Credit Agreement dated as of August 31, 2001 between the Company and the financial institutions named therein (the "Bank Credit Agreement"), certain Subsidiaries of the Company entered into guaranties of Indebtedness outstanding under the Bank Credit Agreement. The amount of Indebtedness outstanding under the Bank Credit Agreement exceeds the aggregate principal amount of Indebtedness which is permitted to be outstanding in respect of Restricted Subsidiaries of the Company under and pursuant to Section 5.6(b) of the Note Agreement. The Noteholder first named above hereby waives any Default or Event of Default which shall exist, or shall have existed, under Sections 5.6(b) and 6.1(f) of the Note Agreement

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during the period beginning on August 31, 2001 to and including the date hereof solely on account of such guaranties under the Bank Credit Agreement.


                                   ARTICLE 2.


                           AMENDMENT OF NOTE AGREEMENT

         Section 2.1. Amendment of Section 1. Section 1 of the Note Agreement shall be and is hereby amended by the addition thereto of a new Section 1.3 to read as follows:

                  Section 1.3. Subsidiary Guaranty. The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement will be absolutely and unconditionally guaranteed by the Subsidiary Guarantors pursuant to the Subsidiary Guaranty (the "Subsidiary Guaranty"), which shall be in substantially the form attached hereto as Exhibit E.

                  Payments under the Subsidiary Guaranties shall be subject to the terms of an Intercreditor Agreement dated as of December 13, 2001 (the "Intercreditor Agreement") which shall be in substantially the form attached hereto as Exhibit F among the Purchaser, the banks which are parties to the Bank Credit Agreement and certain other creditors of the Company which are beneficiaries of Guaranties by Subsidiary Guarantors.

         Section 2.2. Amendment to Section 5.6(b). Section 5.6(b) of the Note Agreement shall be and is hereby amended in its entirety so that the same shall read as follows:

                  (b) The Company will not at any time permit the sum of (i) Current Debt and Funded Debt of Restricted Subsidiaries (other than Current Debt and Funded Debt owed to the Company or an Eighty Percent-Owned Restricted Subsidiary and Excluded Subsidiary Obligations), plus (ii) Funded Debt of the Company and Restricted Subsidiaries secured by Liens permitted by ss.5.7(a)(9) to exceed 25% of Consolidated Tangible Assets.

         Section 2.3. Amendment of Section 5.6. Section 5.6 of the Note Agreement shall be and is hereby amended by the addition thereto of two new subsections 5.6(f) and 5.6(g) to read as follows:

                  (f) The Company will not at any time permit Indebtedness of Foreign Subsidiaries outstanding pursuant to the Bank Credit Agreement to exceed 10.5% of Consolidated Tangible Assets.



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                  (g) The Company will not permit any Restricted Subsidiary to become a direct borrower, co-obligor or guarantor under the Bank Credit Agreement; provided that (i) Foreign Subsidiaries may become direct borrowers under the Bank Credit Agreement within the limitations of this ss.5.6, and (ii) subject to ss.5.17, Subsidiary Guarantors may be obligated on the subsidiary guaranties under the Bank Credit Agreement.

         Section 2.4. Amendment to Section 5.16(e). The proviso beginning in the third to the last line of Section 5.16(e) of the Note Agreement shall be and is hereby amended in its entirety so that the same shall read as follows:

         provided further, that such certificates as are delivered with respect to (i) the period provided for in paragraph (b) above, shall include a list of any changes in Restricted Subsidiaries as at the end of such period, and (ii) the periods provided for in paragraphs (a) and (b) above shall set forth for each Restricted Subsidiary, the amount of Indebtedness of such Restricted Subsidiary outstanding at the end of such period together with a brief description of such Indebtedness.

         Section 2.5. Amendment to Section 5. Section 5 of the Note Agreement shall be and is hereby amended by the addition thereto of a new Section 5.17 to read as follows:

                  Section 5.17. Subsidiary Guaranty. The Company will cause each Subsidiary which is, or becomes, a guarantor of Indebtedness under the Bank Credit Agreement (excluding any Foreign Subsidiary which borrows amounts denominated in its local currency (and Guaranties of such borrowings by other Foreign Subsidiaries)) to be a party to the Subsidiary Guaranty. In the case of any such Subsidiary which becomes a guarantor under the Bank Credit Agreement after the date of the Closing, concurrently with such Subsidiary becoming a guarantor under the Bank Credit Agreement, the Company will deliver to each holder of the Notes the following items:

                  (i) a joinder agreement in respect of the Subsidiary Guaranty which shall have been duly executed by such Subsidiary;

                  (ii) a certificate signed by the President, a Vice President or another authorized Responsible Officer of the Company making representations and warranties to the effect of those contained in Paragraphs 10 and 12 of Exhibit B, with respect to such Subsidiary and the Subsidiary Guaranty, as applicable; and



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                  (iii) an opinion of counsel (who may be in-house counsel for the Company) addressed to each of the holders of the Notes satisfactory to the holders of a majority in principal amount of the Notes outstanding at the time, to the effect that the joinder to the Subsidiary Guaranty has been duly authorized, executed and delivered by such Subsidiary and that the Subsidiary Guaranty constitutes the legal, valid and binding contract and agreement of such Subsidiary Guarantor enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         Section 2.6. Amendment to Section 5. Section 5 of the Note Agreement shall be and is hereby amended by the addition thereto of a new subsection 5.18 to read as follows:

                  Section 5.18. Restrictions on Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, agree to or otherwise permit to exist any contractual limitation on the payment of dividends or other distributions to the Company.

         Section 2.7. Amendment to Section 6.1. Section 6.1 of the Note Agreement shall be and is hereby amended by changing paragraphs "(i)", "(j)" and "(k)" of Section 6.1 to read as paragraphs "(j)", "(k)" and "(l)", respectively, and by the addition of a new paragraph (i), to read as follows:

                  (i) the Subsidiary Guaranty ceases to be in full force and effect or any Subsidiary Guarantor shall contest or deny in writing the validity or enforceability of any of its obligations under the Subsidiary Guaranty; or

         Section 2.8. Amendment to Section 6.3. Section 6.3 of the Note Agreement shall be and is hereby amended by (a) changing the reference to paragraph "(i)" in the third line of such Section 6.3 to read as paragraph "(j)" and (b) changing the reference to "paragraph (j) or (k)" in the tenth line of such Section 6.3 to read as "paragraph (k) or (l)."

         Section 2.9. Amendment to Section 6.4. Section 6.4 of the Note Agreement shall be and is hereby amended by changing the reference to paragraph "(i)" in the fourth line of such Section 6.4 to read as paragraph "(j)."

        Section 2.10. Amendment to Section 8.1. The definition of Funded Debt in
Section 8.1 of the Note Agreement shall be and is hereby amended by the addition thereto of the following sentence to read as follows:

         For purposes of any determination of under this Agreement, revolving credit Indebtedness under the Bank Credit Agreement


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         shall not be deemed to be Funded Debt except to the extent that such
         Indebtedness shall be included in the Average Outstanding Balance of Consolidated Current Debt determined in accordance with ss.5.6.

         Section 2.11. New Definitions in Section 8.1. Section 8.1 to the Note Agreement shall be and is hereby amended to include the following new definitions in alphabetical order:

         "Bank Credit Agreement" means that certain Three Year Revolving Credit Agreement dated as of August 31, 2001, by and among the Company, and the financial institutions named therein, as amended, supplemented, renewed or restated and any replacement facility which constitutes the primary bank credit facility of the Company.

         "Excluded Subsidiary Obligations" shall mean (a) the Subsidiary Guaranty and any other Guaranty of Indebtedness of the Company or another Restricted Subsidiary by a Subsidiary Guarantor, and (b) obligations of a Subsidiary Guarantor as co-obligor with the Company or another Restricted Subsidiary on Indebtedness under note agreements, loan agreements or credit agreements (other than the Bank Credit Agreement); provided that each creditor which is the beneficiary of any such Guaranty or which is a party to any such note agreement, loan agreement or credit agreement (or an agent acting on its behalf) shall have become a party to the Intercreditor Agreement.

          "Foreign Subsidiary" means any Subsidiary of the Company organized under the laws of a jurisdiction other than the United States or any jurisdiction thereof.

         "Intercreditor Agreement" is defined in ss.1.3.

         "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

         "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

         "Subsidiary Guarantor" means each of the domestic Subsidiaries of the Company on the date of this Agreement and each other Subsidiary of the Company that subsequent to the date of this Agreement becomes a party to the Subsidiary Guaranty in accordance with ss.5.17 of this Agreement.

         "Subsidiary Guaranty" is defined in ss.1.3.


                                   ARTICLE 3.


                         WARRANTIES AND REPRESENTATIONS

         The Company represents and warrants that as of the date hereof:

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         Section 3.1. Second Amendment to Note Agreement is Legal and
Authorized. (a) The execution and delivery of the Second Amendment to Note Agreement by the Company and compliance by the Company with all of the provisions of the Note Agreement, as amended by the Second Amendment to Note Agreement--

                  (i) is within the corporate powers of the Company; and

                  (ii) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Articles of Incorporation or By-laws of the Company or any indenture or other agreement or instrument to which the Company is a party or by which it may be bound or result in the imposition of any Liens or encumbrances on any property of the Company.

         (b) The execution and delivery of the Second Amendment to Note Agreement has been duly authorized by proper corporate action on the part of the Company (no action by the stockholders of the Company being required by law, by the Articles of Incorporation or By-laws of the Company or otherwise); and the Second Amendment to Note Agreement has been executed and delivered by the Company and the Note Agreement, as amended by the Second Amendment to Note Agreement, constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable in accordance with its terms.

         Section 3.2. No Defaults. Upon the effectiveness of this Second Amendment to Note Agreement, no Default or Event of Default shall exist or be continuing.


                                   ARTICLE 4.

                                  MISCELLANEOUS

         Section 4.1. Ratification of Note Agreement. Except as herein expressly amended, the Note Agreement is in all respects ratified and confirmed. If and to the extent that any of the terms or provisions of the Note Agreement is in conflict or inconsistent with any of the terms or provisions of this Second Amendment to Note Agreement, this Second Amendment to Note Agreement shall govern.

         Section 4.2. No Legend Required. References in the Note Agreement or in any Note, certificate, instrument or other document to the Note Agreement shall be deemed to be references to the Note Agreement as amended hereby and as further amended from time to time.

         Section 4.3. Successors and Assigns. This Second Amendment to Note Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of you and to the benefit of your successors and assigns, including each successive holder or holders of any Notes.



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         Section 4.4. Requisite Approval; Expenses. This Second Amendment to
Note Agreement shall not be effective until (a) the Company and the holders of at least 70% in aggregate principal amount of outstanding Notes shall have executed this Second Amendment to Note Agreement, (b) you shall have received an opinion of Foley & Lardner, counsel for the Company, in form and substance satisfactory to you and any other holder of Notes covering the matters set forth in Exhibit A and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request, (c) the Company shall have delivered to you an Officer's Certificate making representations and warranties to the effect of those contained in Paragraphs 10 and 12 of Exhibit B to the Note Agreement, with respect to the Subsidiary Guarantors and the Subsidiary Guaranty, (d) each Subsidiary Guarantor of the Company shall have executed and delivered to you a counterpart of the Subsidiary Guaranty, (e) the Fifth Amendment and Waiver to that certain Note Agreement dated as of October 1, 1995 shall have been executed and delivered in substantially the same form as this Second Amendment to Note Agreement, (f) the Intercreditor Agreement shall have been executed and delivered by you, the banks which are parties to the Bank Credit Agreement and certain other creditors of the Company which are beneficiaries of Guaranties by Subsidiary Guarantors, and
(g) the Company shall have paid all out-of-pocket expenses incurred by you in connection with the consummation of the transactions contemplated by this Second Amendment to Note Agreement, including, without limitation, the fees, expenses and disbursements of Chapman and Cutler which are reflected in statements of such counsel rendered on or prior to the effective date of this Second Amendment to Note Agreement.

         Section 4.5. Table of Contents. The Table of Contents of the Note Agreement shall be and is hereby amended to reflect the changes made to section title headings herein.

         Section 4.6. Counterparts. This Second Amendment to Note Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

         Section 4.7. Governing Law. The Note Agreement as amended by this Second Amendment to Note Agreement and the Notes shall be governed by and construed in accordance with Wisconsin law, including all matters of construction, validity and performance.



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         IN WITNESS WHEREOF, the Company has executed this Second Amendment to
Note Agreement as of the day and year first above written.

                                         JOHNSON OUTDOORS INC.



                                         By   /s/ Wade T. Neuharth
                                            ------------------------------------
                                                  Wade T. Neuharth
                                           Its    Treasurer









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         This Second Amendment to Note Agreement is accepted and agreed to as of the day and year first above written.


                                         THE NORTHWESTERN MUTUAL LIFE INSURANCE
                                           COMPANY



                                         By   /s/ R. A. Strand
                                            ------------------------------------
                                                  R. A. Strand
                                           Its    Authorized Representative






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